UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 3, 2013 (December 3, 2013)

Wyndham Worldwide Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(Commission File Number)

22 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 753-6000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 3, 2013, Wyndham Global Finance PLC (the “Issuer”), a wholly owned subsidiary of Wyndham Worldwide Corporation (the “Company”), commenced a new European commercial paper program (the “Program”) on a private placement basis under which the Issuer may issue from time to time unsecured commercial paper notes, guaranteed by the Company (the “Notes”), up to a maximum aggregate amount outstanding at any time of up to U.S. $500,000,000. The proceeds of the issuance of the Notes will be used for general corporate purposes. Amounts available under the Program may be reborrowed. The Company’s revolving credit agreement is available to repay the Notes if necessary. The Program serves as an alternative source of funding for the Company and not as an increase to the Company’s overall debt or debt capacity.

The Program provides the terms under which dealers will either purchase from the Company or arrange for the sale by the Company of Notes outside the United States pursuant to Regulation S of the Securities Act of 1933 as amended. The Program contains customary representations, warranties, covenants and indemnification provisions. The maturities of the Notes will vary but may not exceed 364 days from the date of issue. The principal amount of outstanding Notes under the Program may not exceed U.S. $500,000,000. The Notes will be sold at a negotiated discount from par or will bear interest at a negotiated rate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

Date: December 3, 2013	By:	/s/ Nicola Rossi
Nicola Rossi
Chief Accounting Officer

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